UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, New York, 10163, united states
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Acreage Holdings, Inc. (the “Company”) held on May 26, 2022 (the “Annual Meeting”), the Company’s shareholders (the “Shareholders”) voted on three proposals as described below. The number of votes cast for, number of votes cast against and the number of votes withheld with respect to each matter voted upon are set forth below.

1.	The Shareholders approved setting the number of directors of the Company to nine directors. This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Shares Withholding Authority
514,885,334	184,524	0

2.	The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual general meeting or until each of their respective successors have been duly elected or appointed:

Director Nominee	Shares Voted in Favor of	Shares Withholding Authority
John Boehner	514,793,928	275,915
Kevin P. Murphy	514,779,951	289,892
Douglas Maine	513,509,730	1,560,113
Brian Mulroney	514,731,142	338,701
William C. Van Faasen	513,456,254	1,613,589
Katie J. Bayne	514,864,071	205,772
Patricia Lopez	514,864,306	205,537
Peter Caldini	513,523,979	1,545,864
Steven Strom	514,746,783	323,060

3.	The appointment of Marcum LLP as the Company's independent registered public accounting firm to hold office until the next annual general meeting or until a successor has been appointed, and to authorize the Board of Directors of the Company to fix the auditor’s remuneration. This proposal was approved as set forth below:

Shares Voted For	Shares Withholding Authority
515,105,890	203,350

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: June 1, 2022	/s/ Steve Goertz
Steve Goertz
Chief Financial Officer